UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On September 12, 2005, Oracle Corporation announced that has agreed to buy Siebel Systems, Inc. for $10.66 per share. The proposed transaction is valued at approximately $5.85 billion, or $3.61 billion net of Siebel’s cash on hand of $2.24 billion.

Siebel stockholders will receive $10.66 per share in cash for each Siebel share held, unless they elect to receive Oracle common stock, but no more than 30% of Siebel’s common stock may be exchanged for Oracle common stock. In the event that Siebel stockholders holding more than 30% of Siebel common stock elect to receive Oracle common stock, the equity consideration will be pro-rated.

A copy of the press release is furnished as Exhibit 99.1

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated September 12, 2005 of Oracle Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: September 12, 2005	By:	/s/ Greg Maffei
	Name:	Greg Maffei
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Oracle Corporation issued on September 12, 2005 announcing that has agreed to buy Siebel Systems, Inc. for $10.66 per share.